EXHIBIT 99.1

Pet DRx Reports 2008 Fourth Quarter and Full Year Results

BRENTWOOD, Tenn., April 1, 2009 (GLOBE NEWSWIRE) -- Pet DRx Corporation (Nasdaq:VETS), a provider of veterinary primary care and specialized services to companion animals, today announced financial results for the fourth quarter and twelve months ended December 31, 2008.

Revenue in the fourth quarter of 2008 for continuing operations was $16.1 million, compared to revenue of $15.9 million in the fourth quarter of 2007. New revenues from the acquisition of Valley Animal Medical Center were offset partially by the temporary closure of another of our facilities which resumed operations in December 2008. For the twelve months ended December 31, 2008, Pet DRx reported revenue of $68.3 million, up 13.3% compared with revenue of $60.3 million for the twelve months ended December 31, 2007. The revenue increase was primarily due to the acquisition of five veterinary hospitals late in the first quarter of 2007, and the acquisition of Valley Animal Medical Center in July 2008.

"We continue to be pleased that our same store-revenues have remained relatively consistent with prior years considering the economic environment that we all know has been very challenging," stated Gene Burleson, chief executive officer of Pet DRx. "We know 2008 was a transition year for Pet DRx. We have taken and are taking many steps that we believe will begin to show positive results in 2009. We are continuing to put in place the appropriately sized infrastructure for our multi-clinic public company platform. Our management team is committed to driving our company towards profitability and positive cash flow. Pet DRx's team continues to focus on our operational challenges and made two more strategic decisions in the fourth quarter, including the closure of the South Bay clinic and the merger of our Palm Springs animal emergency clinic into our newly acquired Valley Animal Medical Center hospital in the Coachella Valley region. These actions have already begun to show a favorable impact to our financial results."

Hospital contribution margin in the fourth quarter of 2008 from continuing operations was (2.6%) compared with 5.6% in the prior-year fourth quarter. The margin contraction in the fourth quarter was primarily due to increased veterinarian costs, an unfavorable true-up of our 2008 California workers compensation insurance expense and larger amounts of amortization expense recorded as a result of the true-up of purchase accounting of our Valley Animal acquisition. For the year ended December 31, 2008, hospital contribution margin was 5.5%, which was generally in line with the hospital contribution margin of 6.4% for the year ended December 31, 2007. The hospital contribution margin in 2008 was negatively impacted by the costs related to the temporary interruption of services at one of our hospitals, by increased costs in recruiting and employing veterinarians, and by costs related to facilities that have now been consolidated into other facilities.

Selling, general and administrative expenses as a percent of revenue increased to 47.2% during the fourth quarter of 2008 from 21.4% in the same quarter a year ago. The increase in costs was primarily attributable to larger non-cash charges for stock compensation costs incurred in the fourth quarter of 2008 versus 2007 and one-time impairment charges recorded for goodwill and intangible assets at two of our hospitals. These increased costs were offset partially by the cost savings realized from the reduced occupancy costs of our headquarters in Brentwood, Tennessee versus those incurred in San Jose, California, our prior location. For the twelve months ended December 31, 2008, selling, general and administrative expenses as a percent of revenue were 27.9%, compared to 21.0% for the same period in 2007. The increase in selling, general and administrative expenses during 2008 is due predominately to expenses incurred during the first part of the year as a result of: (i) the Company's relocation of its office from California to Tennessee, (ii) large non-cash charges for stock compensation expense, (iii) the establishment of our new executive and clerical team to meet the challenges of being a multi-clinic, public reporting company, (iv) additional payments related to prior acquisitions and (v) the charges that were taken in 2008 for goodwill and intangible asset impairment and the reduction in value of certain real estate, whereas in 2007 such impairment charges have been classified as part of discontinued operations.

"While our selling, general, and administrative expenses continued to be high in 2008, a large portion of this was from various non-recurring charges including costs associated with the relocation and development of our existing management team which occurred during the year," stated Harry L. Zimmerman, Chief Financial Officer. "We expect our corporate overhead expenses for 2009 to be significantly reduced, which will favorably impact our financial performance in 2009. We have created a leaner, more efficient infrastructure with a focus on improving operations, instituted tighter controls on discretionary expenditures and brought in-house certain services that third-parties had been doing for us."

The net loss in the fourth quarter of 2008 from continuing operations was $8.4 million, or a loss of $0.36 per share, compared with a net loss in the fourth quarter of 2007 of $3.5 million, or a loss of $0.85 per share (adjusted for merger share conversion ratio). The net loss in the fourth quarter of 2008 includes interest expense of $0.4 million, compared with $1.2 million in the prior-year fourth quarter. Additionally, the current year net loss includes goodwill and intangible impairment expense of $4.6 million. The net loss from continuing operations for the twelve months of 2008 was $19.4 million, or a loss of $0.83 per share, compared with a net loss of $12.4 million, or a loss of $3.00 per share (adjusted for merger share conversion ratio) for the twelve months ended December 31, 2007.

Conference Call

Pet DRx management will host a conference call on Thursday, April 2, 2009, beginning at 2:00 p.m. Eastern time to discuss fourth quarter and 2008 results and to answer questions. Individuals interested in participating in the call should dial (888) 679-8040 from the U.S. or (617) 213-4851 from outside the U.S. The live call also will be available in the Investors section of the Company's Web site at www.petdrx.com.

A telephone replay will be available for 48 hours beginning approximately one hour after the conclusion of the call by dialing (888) 286-8010 from the U.S. or (617) 801-6888 from outside the U.S., and entering reservation code 77963683. The webcast will be available in the Investors section of the Company's Web site for 14 days following the completion of the call.

About Pet DRx

Pet DRx Corporation provides veterinary primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals. The Company currently owns and operates 23 veterinary hospitals in the state of California, which it has organized into unique, regional "hub and spoke" networks. Pet DRx provides a full range of general medical treatments for companion animals, including (i) preventive care, such as examinations, vaccinations, spaying/neutering and dental care and (ii) a broad range of specialized diagnostic and medical services, such as internal medicine, surgery, cardiology, ophthalmology, dermatology, oncology, neurology, x-ray, ultrasound and other services.

SAFE HARBOR STATEMENT

Certain statements and information included in this press release, including statements as to the expected operations of the Company, its prospects for growth, and future product and service offerings constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability of the Company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which the Company is engaged, veterinary services trends, including factors affecting supply and demand, the effect of competition, decline in demand for the Company's products or services, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles, the Company's ability to service its substantial indebtedness, the level of direct costs and the Company's ability to maintain revenue at a level necessary to maintain expected operating margins, the level of selling, general and administrative costs, any impairment in the carrying value of the Company's goodwill and other intangible assets, changes in prevailing interest rates, and general economic conditions. These and other risks and uncertainties are described in greater detail in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. These forward-looking statements speak only as of the date hereof and the Company disclaims any intention or obligation to update or revise any forward-looking statements, either as a result of new information, future events or otherwise.

                PET DRX CORPORATION AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except per share amounts)

                                              (Unaudited)
                                     Three Months Ended December 31,
                                   -----------------------------------
                                          2008              2007
                                   -----------------------------------
 Revenue                            $ 16,102  100.0%  $ 15,874  100.0%
 Direct costs                         16,519  102.6%    14,987   94.4%
                                    ----------------- -----------------

 Hospital contribution                  (417)  (2.6%)      887    5.6%
 Selling, general and administrative
  expense before impairments           2,814   17.5%     3,390   21.4%
 Impairment of goodwill and
  intangible assets                    4,580   28.4%        --
 Impairment of assets held
  for sale                               200    1.2%        --
                                    ----------------- -----------------
 Selling, general, and
  administrative expense               7,594   47.2%     3,390   21.4%
                                    ----------------- -----------------

 Loss from operations                 (8,011) (49.8)%   (2,503) (15.8)%
 Other income (expense):
 Other expense                            --               (64)  (0.4)%
 Gain on sale of building                 --               249    1.6%

 Interest income                          --    0.0%        17    0.1%
 Interest expense                       (373)  (2.3)%   (1,177)  (7.4)%
                                    ----------------- -----------------

 Loss before provision for income
  taxes                               (8,384) (52.1)%   (3,478) (21.9)%
  Provision for income taxes               2    0.0%       (21)  (0.1)%
                                    ----------------- -----------------
 Loss from continuing operations    $ (8,382) (52.0)% $ (3,499) (22.0)%
 Loss from discontinued
  operations, net of tax                (194)  (1.2)%   (3,767) (23.7)%
 Loss on disposition of
  discontinued operations, net
  of tax                                  (8)  (0.0)%       --
                                    ----------------- -----------------
 Loss from discontinued
  operations, net of tax                (202)  (1.3)%   (3,767) (23.7)%
                                    ----------------- -----------------
 Net loss                           $ (8,584) (53.3)% $ (7,266) (45.8)%
                                    ================= =================

 Basic and diluted loss per common
  share
  Loss from continuing operations   $  (0.36)         $  (0.85)
  Loss from discontinuing
   operations                       $  (0.01)         $  (0.91)
   Net loss per share               $  (0.37)         $  (1.76)
                                    =========         =========

 Shares used for computing basic
  and diluted loss per share          23,433             4,124

                                     Twelve Months Ended December 31,
                                    -----------------------------------
                                           2008              2007
                                    -----------------------------------
 Revenue                            $ 68,295  100.0%  $ 60,287  100.0%
 Direct costs                         64,521   94.5%    56,452   93.6%
                                    ----------------- -----------------
 Hospital contribution                 3,774    5.5%     3,835    6.4%
 Selling, general and administrative
  expense before impairments          13,965   20.4%    12,680   21.0%
 Impairment of goodwill and
  intangible assets                    4,580    6.7%        --
 Impairment of assets held
  for sale                               491    0.7%        --
                                    ----------------- -----------------
 Selling, general, and
  administrative expense              19,036   27.9%    12,680   21.0%
                                    ----------------- -----------------

 Loss from operations                (15,262) (22.3)%   (8,845) (14.7)%
 Other income (expense):
 Other expense                            --                --
 Gain on sale of building                                  249    0.4%

 Interest income                         344    0.5%       118    0.2%
 Interest expense                     (4,551)  (6.7)%   (3,843)  (6.4)%
                                    ----------------- -----------------

 Loss before provision for income
  taxes                              (19,469) (28.5)%  (12,321) (20.4)%

  Provision for income taxes              21    0.0%       (44)  (0.1)%
                                    ----------------- -----------------
 Loss from continuing operations    $(19,448) (28.5)% $(12,365) (20.5)%

 Loss from discontinued
  operations, net of tax                (565)  (0.8)%   (4,066)  (6.7)%
 Loss on disposition of
  discontinued operations, net
  of tax                                  (8)  (0.0)%       --
                                    ----------------- -----------------
 Loss from discontinued
  operations, net of tax                (573)  (0.8)%   (4,066)  (6.7)%
                                    ----------------- -----------------
 Net loss                           $(20,021) (29.3)% $(16,431) (27.3)%
                                    ================= =================

 Basic and diluted loss per common
  share
  Loss from continuing operations   $  (0.83)         $  (3.00)
  Loss from discontinuing
   operations                       $  (0.02)         $  (0.98)
   Net loss per share               $  (0.85)         $  (3.98)
                                    =========         =========

 Shares used for computing basic
  and diluted loss per share          23,433             4,124

                 PET DRX CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
        (In thousands, except par value and number of shares)

                                            December 31,  December 31,
                                                2008          2007

                  ASSETS
 Current Assets:
 Cash and cash equivalents                  $      1,723  $      1,993
 Trade accounts receivable, net                      369           167
 Inventory                                         1,154         1,196
 Prepaid expenses and other                        1,719           894
 Assets held for sale                                900            --
 Due from related parties                             32           238
 Assets of discontinued operations                     1           178
                                            ------------  ------------

 Total current assets                              5,898         4,666

 Property and Equipment, net                       7,422         7,829
 Other assets:
 Goodwill                                         49,373        49,190
 Other intangible assets, net                      6,704         7,145
 Restricted cash                                     500            75
 Other                                               447           937
                                            ------------  ------------
 Total assets                               $     70,344  $     69,842
                                            ============  ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
 Current portion of long-term obligations,
  net of debt discount                      $      3,718  $      1,533
 Accounts payable                                  2,394         6,011
 Accrued payroll and other expenses                6,551         5,485
 Accrued income taxes                                 --           189
 Due to a related party                               96           356
 Obligations under capital leases, current
  portion                                            312           508
 Liabilities of discontinued operations               55           574
                                            ------------  ------------
 Total Current liabilities                        13,126        14,656
                                            ------------  ------------

 Long-term liabilities:
 Convertible debt, net of debt discount            4,949        11,361
 Term notes, less current portion                  3,687        21,532
 Obligations under capital leases, less
  current portion                                    361           531
 Deferred rent                                       355            97
 Other                                                83           145
                                            ------------  ------------
 Total long term liabilities                       9,435        33,666
                                            ------------  ------------
 Total liabilities                                22,561        48,322

 Stockholders' equity
 Preferred stock, par value $0.0001,
  10,000,000 shares authorized
 Series A: 0 and 7,652,175 shares
  outstanding as of December 31, 2008 and
  2007, respectively                                  --             1
 Series B: 0 and 26,661 shares outstanding
  as of December 31, 2008 and 2007,
  respectively                                        --            --
 Common stock, par value $0.0001, 90,000,000
  shares authorized, 23,660,460 and
  4,247,632 shares outstanding as of
  December 31, 2008 and 2007, respectively,
  net of 1,361,574 and 0 treasury shares at
  December 31, 2008 and 2007, respectively             2             1
 Additional paid-in-capital                       87,686        41,402
 Accumulated deficit                             (39,905)      (19,884)
                                            ------------  ------------
 Total stockholders' equity                       47,783        21,520
                                            ------------  ------------
 Total liabilities and stockholders'
  equity                                    $     70,344  $     69,842
                                            ============  ============

CONTACT:  Pet DRx Corporation
          Harry L. Zimmerman
          (615) 369-1914
          HZimmerman@petdrx.com
          www.petdrx.com